                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           SLM HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                   NOTICE OF
                                      2000
                                 ANNUAL MEETING
                              AND PROXY STATEMENT
                            YOUR VOTE IS IMPORTANT!
                    Please complete and return the enclosed
                      proxy card in the enclosed envelope
                     or vote by phone or over the Internet.

                            SLM HOLDING CORPORATION
                             11600 SALLIE MAE DRIVE
                             RESTON, VIRGINIA 20193

[LOGO]

11600 Sallie Mae Drive
Reston, Virginia 20193

                                                                  April   , 2000

                            MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 2000

Dear Shareholder:

        You are invited to attend SLM Holding Corporation's Annual Meeting of Shareholders on Thursday, May 18, 2000 at 10:00 a.m. at the Company's offices located at 11600 Sallie Mae Drive, Reston, Virginia 20193. The Notice of the Annual Meeting of Shareholders and the Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

        YOUR PARTICIPATION IN THE ANNUAL MEETING IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR PROXY AT YOUR EARLIEST CONVENIENCE. This will help establish a quorum for the meeting and avoid the cost of further solicitation. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials.

        We look forward to seeing you on May 18.

                                                  Sincerely,

                                                  /s/ Edward A. Fox
                                                  -----------------
                                                  Edward A. Fox
                                                  CHAIRMAN OF THE BOARD OF
                                                  DIRECTORS

                            SLM HOLDING CORPORATION
                             11600 SALLIE MAE DRIVE
                             RESTON, VIRGINIA 20193

              ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2000

              ---------------------------------------------------

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TIME.................................       - 10:00 a.m. on Thursday, May 18, 2000

PLACE................................       - 11600 Sallie Mae Drive
                                             Reston, Virginia 20193

ITEMS OF BUSINESS....................       At the Annual Meeting, shareholders will be asked to vote
                                            on the following items:

                                            (1) Amend the Certificate of Incorporation to change the
                                            size of the Board of Directors and to permit the Board of
                                                Directors to fill director vacancies;

                                            (2) Elect the Board of Directors for a term of one year;

                                            (3) Amend the SLM Holding Corporation Directors Stock Plan
                                                (the "Directors Stock Plan") to increase the number of
                                                shares authorized under the Directors Stock Plan and
                                                to change the calculation of remaining authorized
                                                shares;

                                            (4) Amend the SLM Holding Corporation Management Incentive
                                                Plan (the "Management Incentive Plan") to increase the
                                                number of shares authorized under the Management
                                                Incentive Plan and to change the calculation of
                                                remaining authorized shares;

                                            (5) Ratify the appointment of Arthur Andersen LLP as
                                                independent auditors for 2000; and

                                            (6) Conduct other business if properly introduced.

RECORD DATE..........................       - You can vote if you are a shareholder on March 20, 2000.

ANNUAL REPORT
AND FORM 10-K........................       - Our 1999 Annual Report and our 1999 Form 10-K, which are not part of the proxy soliciting material, are enclosed.

PROXY VOTING.........................       - The Board of Directors solicits your proxy and asks you
                                            to vote your proxy at your earliest convenience to be sure your vote is received and counted. You may vote by mail,
                                              telephone or over the Internet, depending on how your
                                              share ownership is recorded. Voting by any of these
                                              means will help avoid the cost of further solicitation.
                                              If you plan to attend the Annual Meeting, please check
                                              the box on the proxy card, make the appropriate
                                              telephone or Internet response or advise my office
                                              directly at (703) 810-7567.

                                                                    Mary F. Eure

                                                             CORPORATE SECRETARY

April   , 2000

                            SLM HOLDING CORPORATION

                                 --------------

                              2000 PROXY STATEMENT

                                 --------------

                               TABLE OF CONTENTS

                                 --------------

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
                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS.......................................      1
PROPOSAL 1 -- AMENDMENT TO THE COMPANY'S CERTIFICATE OF
  INCORPORATION.............................................      3
PROPOSAL 2 -- ELECTION OF DIRECTORS.........................      4
  Information Concerning Nominees...........................      4
  Meetings of the Board.....................................      8
PROPOSAL 3 -- APPROVAL OF AMENDMENT TO INCREASE SHARE
  AUTHORIZATION AND TO CHANGE THE CALCULATION OF REMAINING
  AUTHORIZED SHARES FOR THE SLM HOLDING CORPORATION
  DIRECTORS STOCK PLAN......................................      9
PROPOSAL 4 -- APPROVAL OF AMENDMENT TO INCREASE SHARE
  AUTHORIZATION AND TO CHANGE THE CALCULATION OF REMAINING
  AUTHORIZED SHARES FOR THE SLM HOLDING CORPORATION
  MANAGEMENT INCENTIVE PLAN.................................     11
PROPOSAL 5 -- APPOINTMENT OF INDEPENDENT AUDITORS...........     12
COMMON STOCK INFORMATION....................................     12
  General Information.......................................     12
  Board and Management Ownership............................     13
  Principal Shareholders....................................     14
DIRECTOR COMPENSATION.......................................     14
EXECUTIVE OFFICERS..........................................     15
EXECUTIVE COMPENSATION......................................     16
  Report of the Compensation and Personnel Committee on
Executive...................................................     16
  Compensation..............................................     16
  Summary Compensation Table................................     18
  1999 Option Grant Table...................................     19
  1999 Option Exercises and Year-End Value Table............     19
  Pension Plan Table........................................     19
  Employment Agreements.....................................     20
  Certain Relationships and Related Transactions............     21
STOCK PERFORMANCE GRAPH.....................................     22
OTHER MATTERS...............................................     23
  Solicitation Costs........................................     23
  Shareholder Proposals for 2001 Annual Meeting.............     23
  Section 16(a) Beneficial Ownership Reporting Compliance...     23

                            SLM HOLDING CORPORATION
                                 -------------
                       QUESTIONS AND ANSWERS ABOUT VOTING

WHO MAY VOTE?

Only SLM Holding Corporation shareholders that owned common stock at the close of business on March 20, 2000, the record date for the Annual Meeting, can vote. We refer to SLM Holding Corporation as Sallie Mae or the Company.

HOW ARE MY VOTES COUNTED?

In the election of directors, shares are entitled to cumulative voting, which means that each share of your common stock is entitled to the number of votes equal to the number of directors to be elected. If shareholders approve the change in the size of the Board of Directors (Proposal 1), each share will be entitled to 17 votes in the election of directors. If shareholders do not approve this change, each share will be entitled to 15 votes in the election of directors.

If you vote in person, you may cumulate your votes and give one nominee all of your votes or you may distribute your votes among the nominees in any manner. If you vote by proxy, your votes will be cast and cumulated so as to elect the maximum number of the nominees named on the proxy card, except that no vote will be cast for any nominee for whom you instruct that the vote be withheld. The 17 (or 15, if the change in Board size is not approved) nominees who receive the greatest number of votes cast and entitled to be voted at the Annual Meeting will be elected.

Approval of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of at least a majority of shares outstanding on the record date, with each share of stock entitled to one vote. Abstentions and shares that are not voted are counted as votes against this item.

Approval of other matters at the Annual Meeting requires an affirmative vote of at least a majority of the votes present or represented and entitled to be voted at the Annual Meeting, with each share of stock entitled to one vote. Shares considered present at the meeting, but not voted for an item are counted as votes against the item. Shares considered not present at the meeting do not affect the vote.

HOW DO I VOTE?

You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting.

The process of voting by proxy differs slightly, based on how your share ownership is recorded. Your share ownership is recorded in one of three ways: direct ownership, recorded by the stock transfer agent for the Company, the Bank of New York; beneficial ownership, recorded through a brokerage or bank account; or beneficial ownership, recorded by the Company's 401(k) Plan Trustee.

If your ownership is recorded directly, you will receive a proxy card from the Bank of New York. If your share ownership is beneficial, your broker, bank and/or the 401(k) Plan Trustee will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker, bank or the 401(k) Plan Trustee must follow your voting instructions.

If you receive a voting instruction card from your broker, bank or the 401(k) Plan Trustee, you may vote these shares telephonically by calling the telephone number shown on the voting form, or via the Internet at the web site shown on the voting form.

Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Eastern Standard Time, on May 17, 2000. Voting by returning a paper proxy, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. However, if your shares are held through a bank, broker or the 401(k) Plan and you wish to vote those shares in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker or the 401(k) Plan Trustee.

HOW DO PROXIES WORK?

Sallie Mae's Board of Directors is requesting your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you sign and return the enclosed proxy card or voting instruction form but do not specify how to vote, the Board of Directors will vote your shares in favor of all of the items on the Annual Meeting agenda. However, if you are a participant in the 401(k) Plan, and do not vote your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

CAN I CHANGE MY VOTE?

A shareholder whose ownership is recorded directly has the power to change or revoke a proxy prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Corporate Secretary prior to the meeting or by giving a later dated proxy. A shareholder whose shares are owned beneficially through a bank, broker, or the 401(k) Plan should contact that entity to change or revoke a previously given proxy.

     PROPOSAL 1 -- AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

        At the Annual Meeting, shareholders will be asked to approve amending Article SIXTH of the Company's Certificate of Incorporation (the "Charter") to temporarily increase the Board size, to establish a minimum and maximum number of directors and to allow the Board of Directors to fill vacancies. The Board of Directors has approved the proposed amendment and declared it to be advisable. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT.

        The proposed amendment is set forth in italics in a portion of the Charter that is attached as Exhibit A. A summary of the proposed amendment is described below. Shareholders are urged to read carefully Exhibit A. A copy of the complete charter is available from the Corporate Secretary.

SUMMARY OF PROPOSED AMENDMENT

        Article SIXTH of the Charter currently provides, in part, that the number of directors shall be 15 unless changed by an affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Company then entitled to vote at an election of directors. Article SIXTH further provides that any vacancy on the Board of Directors may be filled only by the Company's shareholders.

        The proposed amendment to the Charter would instead:

    - Establish a range for the number of directors consisting of a minimum of 11 and a maximum of 17. The maximum end of the range, however, will be reduced from 17 to 16 at the 2001 Annual Meeting of Shareholders and further reduced to 15 thereafter. The reduction in Board size coincides with the scheduled retirement of current nominees under the retirement policy for directors.

    - Enable the Board of Directors to fill any vacancy on the Board until the next annual meeting of shareholders, at which time the shareholders would vote on the election of that individual. Reductions in the Board's size described above--from 17 members to 16, and from 16 members to 15--are not considered vacancies.

REASON FOR THE PROPOSAL

        The Charter amendment enables the Board to determine the appropriate size of the Board, within a shareholder-approved range, as business needs and the availability of qualified individuals dictate. This will provide the Company with greater flexibility to adjust the size of its Board in response to director retirements and resignations and strategic business combinations or other extraordinary opportunities to secure Board leadership. The amendment also allows the Board to fill a vacancy or to add to its membership highly qualified individuals who can contribute their knowledge, experience and expertise without the expense or delay of calling a special meeting of shareholders or waiting for the Company's next annual meeting.

        The increase in Board size to 17 members will allow the Board to obtain the services of highly qualified individuals associated with the Nellie Mae Corporation ("Nellie Mae"), which the Company acquired in July of 1999. As part of the acquisition, the Company agreed to seek shareholder approval to increase the board size to allow for this. In July 1999, the Company requested that two Nellie Mae directors, Ms. J. Bonnie Newman and Mr. Richard Dooley, serve as advisors to the Board in order to receive the benefit of their knowledge of Nellie Mae and the student loan industry. The Company believes that it is in the best interest of the shareholders to increase the Board size so that Ms. Newman and Mr. Dooley may serve as directors on the Board.

        The increase in Board size to 17 members is temporary. Due to the Board of Directors' retirement policy, one current Board member will not stand for re-election at the 2001 Annual Meeting of Shareholders. Accordingly, we expect that the nominee slate at that meeting will be no more than 16 nominees. Also, based on the Board of Directors' retirement policy, a current nominee will not stand for election at the 2002 Annual Meeting of Shareholders, reducing the expected size of the nominee slate at that meeting to no more than 15 nominees. The retirement policy will, over the next three years, facilitate a reduction in the Board size to a maximum of 15 members, which is the ultimate goal for the Company. This range will provided a diversity of talent and experience for Board leadership for the Company.

REQUIRED VOTE

        The affirmative vote of the holders of a majority of the common stock of the Company outstanding on March 20, 2000 is required to amend the Charter.

BOARD RECOMMENDATION

        The Board of Directors recommends a vote FOR approval to amend the Charter.

                      PROPOSAL 2 -- ELECTION OF DIRECTORS

        If shareholders approve the change in Board size (Proposal 1), shareholders will elect 17 directors to serve on the Board of Directors for a one-year term or until their successors are elected or appointed. Upon the recommendation of the Nominations and Governance Committee of the Board, the Board has nominated each of the current directors for reelection. Under the terms of the Company's acquisition of Nellie Mae, the Company agreed to nominate for election two individuals selected by the Nellie Mae Foundation, the majority shareholder of Nellie Mae prior to the acquisition. Upon the recommendation of the Nominations and Governance Committee, the Board has nominated Ms. J. Bonnie Newman and Mr. Richard G. Dooley, the individuals selected by the Nellie Mae Foundation.

        If shareholders do not approve the change in Board size (Proposal 1), shareholders will elect 15 directors to the Board. In such a case, shares voted by proxy will be cumulated and voted for the 15 nominees named below for whom the fewest votes are withheld. Although the Company does not contemplate that any nominee will decline or be unable to serve, in that event, shares will be voted by the proxy holders in their discretion for another person.

INFORMATION CONCERNING NOMINEES

        Biographical information about each nominee as of February 29, 2000 is set forth below. Board service with the Company's predecessor entity, the Student Loan Marketing Association, (the "GSE"), is included. There are no family relationships among the nominees and the executive officers of the Company.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 17 NOMINEES NAMED BELOW. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXY CARD.


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                                          DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION

      JAMES E. BRANDON, ESQ.        Attorney and Certified Public Accountant. Mr. Brandon is
                                    President and director of the following private companies:
              Age 73                National Cattle Co., Inc., Automated Electronics Corp.,
   Director since July 5, 1995      Kirby Royalties, Inc., and El Paso Venezuela Company, each an oil and gas company; Oldham Ranches, Inc., Grain
                                    Properties, Inc., and Park-Princess, Inc., each a real
                                    estate investment company. Mr. Brandon served two six-year terms as trustee of Eureka College in Illinois that ended in
                                    1999. Mr. Brandon served as director of the GSE, by
                                    appointment of the President of the United States, from 1982 through 1991.

         CHARLES L. DALEY           Director, Executive Vice President and Secretary of TEB
                                    Associates, Inc., a real estate finance company, since 1992.
              Age 67                Mr. Daley was Executive Vice President and Chief Operating
   Director since July 5, 1995      Officer of First Peoples Financial Corporation, a bank
                                    holding company, from 1987 to 1992 and Executive Vice
                                    President and Chief Operating Officer of First Peoples Bank
                                    of New Jersey, a state-chartered commercial bank, from 1984 to 1992.

   WILLIAM M. DIEFENDERFER, III     Partner with the law firm of Diefenderfer, Hoover & Wood,
                                    Pittsburgh, PA. Prior to joining that firm,
              Age 54                Mr. Diefenderfer was Deputy Director of the Office of
   Director since May 20, 1999      Management and Budget from 1989 to 1991 by appointment of
                                    President Bush. During that period Mr. Diefenderfer also
                                    served on the Deputies Committee of the National Security
                                    Council, as Chairman of the President's Council on
                                    Management and Integrity, and as Chairman of the President's
                                    Council on Improvement and Efficiency. Mr. Diefenderfer has
                                    been a director of the GSE since August 1997, a director of
                                    Chart House Enterprises since 1991, and was a member of the board of Trustees of Dickinson College from 1992 to 1994.

        RICHARD G. DOOLEY           Description of Principal Business or Occupation Consultant,
                                    Massachusetts Mutual Life Insurance Company, where he served
              Age 70                as Executive Vice President and Chief Investment Officer
                                    from 1978 through his retirement in 1993. Mr. Dooley is a
                                    director of the Nellie Mae Corporation, a subsidiary of the
                                    Corporation, Hartford Steam Boiler Inspection and Insurance
                                    Co., Kimco Realty Corp., Jefferies Group, Inc. and Advest
                                    Group, Inc. He is a trustee of MassMutual Corporate
                                    Investors and MassMutual Participation Investors, both
                                    closed-end investment companies and MML Series Investment
                                    Fund, a variable annuity fund. Mr. Dooley serves as a
                                    trustee of Saint Anselm College and as a director of Nellie
                                    Mae Foundation.

          EDWARD A. FOX             Mr. Fox retired from the GSE in 1990 after serving as its
                                    President and Chief Executive Officer since its inception in
              Age 63                1973. From 1990 until 1994, he was the Dean of the Amos Tuck
   Director since July 31, 1997     School of Business Administration at Dartmouth College. Mr.
                                    Fox is a director of Delphi Financial Group, Delphi
                                    International Ltd., Greenwich Capital Management and New
                                    England Life Insurance Co., and is Chairman of the Board of
                                    Eldorado Bancshares Inc. Mr. Fox serves as a Trustee of the
                                    New England Board of Higher Education and Trustee of the
                                    University of Maine.

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                                          DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION

      DIANE SUITT GILLELAND         Deputy Director of the Illinois Board of Higher Education.
                                    Previously, Dr. Gilleland was senior associate, Institute
              Age 53                for Higher Education Policy (1998-1999); senior fellow,
  Director since March 25, 1994     American Council on Education, Washington, DC (1997);
                                    director, Arkansas Department of Higher Education
                                    (1990-1997) and chief finance officer for Arkansas Higher
                                    Education (1986-1990). Dr. Gilleland is currently a director and on the Executive Committee of the GSE and previously
                                    served by appointment of the President of the United States from 1994 to 1997. Dr. Gilleland serves on the boards of
                                    several organizations including the Southern Regional
                                    Education Board's Commission on Education Quality and as an
                                    advisor to state, national and international higher
                                    education organizations.

         ANN TORRE GRANT            Strategic and Financial Consultant. Ms. Grant is an
                                    independent director of Franklin Mutual Series, a $25
              Age 41                billion family of mutual funds, which is part of the
   Director since July 31, 1997     Franklin Templeton mutual fund complex; U.S.A Floral
                                    Products, Inc., the largest floral distributor in the U.S.;
                                    Condor Technology Solutions, Inc., an information technology consulting firm; and Training Devices, Inc., an aircraft
                                    simulator manufacturing and training company. Ms. Grant was
                                    Executive Vice President, Chief Financial Officer and
                                    Treasurer of NHP Incorporated, a national real estate
                                    services firm, from 1995 to1997. Ms. Grant was Vice
                                    President and Treasurer of USAirways from 1991 until 1995, and held other finance positions at USAirways from 1988
                                    until 1991.

       RONALD F. HUNT, ESQ.         Attorney, and private investor. Mr. Hunt retired from the
                                    GSE in 1990 after serving in a number of executive positions
              Age 56                there, beginning in 1973. Mr. Hunt is a director and Vice
   Director since July 5, 1995      Chairman of the GSE; Chairman of the Board of Directors of
                                    the National Student Loan Clearinghouse, a not-for-profit
                                    corporation that provides loan status verification and other services for participants in the federal student loan
                                    program; and a member of the Board of Directors of
                                    e-Numerate Solutions, Inc., a software technology company.

     BENJAMIN J. LAMBERT, III       Senator of the Commonwealth of Virginia since 1986. As a
                                    Senator, Dr. Lambert focuses on education issues and is
              Age 63                Chairman of the General Government and Compensation
   Director since July 5, 1995      Subcommittee of the Senate's Finance Committee. Dr. Lambert
                                    has been self-employed as an optometrist since1962. Dr.
                                    Lambert is a director of the GSE and of the following public companies: Consolidated Bank & Trust Company, the Dominion
                                    Board (Holding Co.), and Dominion Resources. Dr. Lambert is
                                    also Secretary of the Board of Trustees of Virginia Union
                                    University, where he has served as a Trustee for over 15
                                    years. Dr. Lambert is Secretary of the Medical College of
                                    Virginia Hospital Authority Board.

          ALBERT L. LORD            Vice Chairman and Chief Executive Officer of the Company
                                    (1997-present). Previously, Mr. Lord was President and
              Age 54                principal shareholder of LCL Ltd., a Washington D.C. firm
   Director since July 5, 1996      that provided consulting services in investment and
                                    financial services. Mr. Lord served as the Executive Vice
                                    President and Chief Operating Officer of the GSE from 1990 to 1994. From July 1995 until August 1997, Mr. Lord has been a director of the GSE.


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                                          DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION

        MARIE V. MCDEMMOND          Description of Principal Business or Occupation President of
                                    Norfolk State University since July 1997. From December 1988
              Age 54                to June 1997, Dr. McDemmond served Florida Atlantic
   Director since July 31, 1997     University in various capacities, most recently as Vice
                                    President for Finance and Chief Fiscal Officer. She is also a frequent author and lecturer on women and minority issues and financial management of colleges and universities. Dr.
                                    McDemmond is a director of the GSE and serves on the board of the National Association of College and University
                                    Business Officers.

         BARRY A. MUNITZ            President and Chief Executive Officer, The J. Paul Getty
                                    Trust, Los Angeles, CA. Dr. Munitz formerly served as
              Age 58                Chancellor and Chief Executive Officer of the California
   Director since July 31, 1997     State University System from 1991 to 1997. Dr. Munitz is a former Chair of the American Council on Education and Vice
                                    Chair of the National Commission on the Cost of Higher
                                    Education. He is a director of Kaufman and Broad, Inc., and a member of the Executive Committee of Los Angeles' KCET
                                    Public Television Station. Dr. Munitz also served as a
                                    director of SunAmerica Corp. from 1994 to 1998. He currently serves as a Fellow to the American Academy of Arts and
                                    Sciences and as a member of the Public Agenda Foundation.

         J. BONNIE NEWMAN           Managing Director, The Commerce Group, a strategic
                                    communications consultancy since 1999. Ms. Newman formerly
              Age 54                served as interim Dean of the Whittemore School of Business and Economics at the University of New Hampshire from 1998 to 1999 and as Executive Vice President at Exeter Trust
                                    Company, where she remains as a director. Ms. Newman is the former owner of Coastal Broadcasting Corporation founded in
                                    1991. She served in the administrations of Presidents Ronald
                                    Reagan and George Bush. Ms. Newman is a current director of
                                    Citizens Advisors (since 1998); Markem Corporation (since
                                    1991), Public Service Co. of New Hampshire (since 1991);
                                    Exeter Trust Company (since 1995); Perini Corporation (since
                                    1992); and Nellie Mae Corporation and Nellie Mae Foundation
                                    (since 1998) and a former director of Consumers Water
                                    Company (1991-1999); NYNEX Telecommunications (1991-1998);
                                    and Fleet Bank of New Hampshire (1991-1995).

     A. ALEXANDER PORTER, JR.       Co-Founder and President of Porter, Felleman Inc., an
                                    investment management company, since 1976. He is also
              Age 61                General Partner of Amici Associates, L.P. since 1976 and of
   Director since July 5, 1995      the Collectors' Fund since 1984. Amici and the Collectors'
                                    Fund are investment partnerships in which Mr. Porter has
                                    investment discretion to buy and sell securities. Mr. Porter is a director of the GSE, a trustee of Davidson College in
                                    North Carolina, a founder and director of Distribution
                                    Technology, Inc., a privately held company, and a trustee of
                                    The John Simon Guggenheim Memorial Foundation.

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
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                                          DESCRIPTION OF PRINCIPAL BUSINESS OR OCCUPATION

       WOLFGANG SCHOELLKOPF         Chief Executive Officer, Bank Austria Group's U.S.
                                    operations. Formerly, Mr. Schoellkopf was Partner, Ramius
              Age 67                Capital Group (1996-1998), Vice Chairman and Chief Financial
   Director since July 31, 1997     Officer of First Financial Bancorporation from 1990 until
                                    1996. From 1963 to 1988, Mr. Schoellkopf was with The Chase
                                    Manhattan Bank, last as Executive Vice President and
                                    Treasurer. Mr. Schoellkopf is a director of PMU Capital
                                    Management, LLC, Inner-City Scholarship Fund and Marymount
                                    University.

        STEVEN L. SHAPIRO           Certified Public Accountant and Personal Financial
                                    Specialist. Mr. Shapiro is Chairman of Alloy, Silverstein,
              Age 59                Shapiro, Adams, Mulford & Co., an accounting firm, where he
   Director since July 5, 1995      has been employed since 1960, and has served on its board of directors since 1966. Mr. Shapiro is a member of the
                                    executive advisory council of Rutgers University, the
                                    American Institute of Certified Public Accountants and the
                                    New Jersey Society of CPAs. Mr. Shapiro also serves on the board of the West Jersey Hospital Foundation (since 1993).
                                    He was director of Carnegie Bancorp, a Princeton New Jersey bank from 1992 to 1998, the New Jersey Casino Reinvestment
                                    Development Authority from 1992 to 1998, First Peoples
                                    Financial Corp. from 1990 to 1992 and Vice Chairman of the
                                    Board of Jefferson Bank of New Jersey from 1988 to 1990.

   RANDOLPH H. WATERFIELD, JR.      Certified Public Accountant, self-employed accounting
                                    consultant since 1990. Prior to 1990, Mr. Waterfield was
              Age 68                with Ernst & Young for 40 years, during which time he served
   Director since July 5, 1995      as the audit partner with a number of major clients,
                                    including the GSE, and was the East Region Director of
                                    Accounting and Auditing and managing partner of Ernst &
                                    Young's Washington, D.C. office. Mr. Waterfield is a Trustee of Drexel University.

MEETINGS OF THE BOARD

        During 1999, the Board of Directors met six times. Each of the incumbent directors attended at least 75% of the total number of meetings of the Board and committees on which they serve.

        The Board uses committees to assist it in the performance of its duties. Each of the committees has a charter approved by the Board, which sets forth the respective committee's functions and responsibilities. Shareholders may obtain a copy of a committee charter by contacting the Corporate Secretary. The present standing committees of the Board are the Audit/Risk Management Committee, the Compensation and Personnel Committee; the Nominations and Governance Committee, the Operations Committee and the Executive Committee. The purposes of the Audit/Risk Management, Compensation and Personnel, and Nominations and Governance Committees, their current members, and the number of meetings held during 1999 are set forth below.

        AUDIT/RISK MANAGEMENT COMMITTEE. The Audit/Risk Management Committee assists the Board in fulfilling its responsibilities by providing oversight relating to corporate integrity and management of financial risk, adequacy of internal controls, adherence to relevant accounting standards and financial reporting requirements, and by helping to monitor the objectivity and independence of the Company's independent accountants and audit function. The Committee is also responsible for reviewing any major risk positions of the Company.

        Pursuant to the Company's By-laws, each member of the Audit/Risk Management Committee must be an "independent director" as defined in the By-laws. The current membership of the Audit/Risk Management Committee, which held six meetings in 1999, is as follows: Ann Torre Grant, Chairman; James E. Brandon, Vice Chairman; Benjamin J. Lambert, III; Marie V. McDemmond; A. Alexander Porter, Jr.; and Randolph H. Waterfield, Jr.

        COMPENSATION AND PERSONNEL COMMITTEE. The Compensation and Personnel Committee assists the Board in fulfilling its responsibilities relating to human resources, compensation and benefit matters concerning the Company and its subsidiaries. The Committee makes recommendations to the Board as to compensation and other benefits for members of the Board, reviews annually the performance of the CEO and the executive officers of the Company and establishes compensation terms for such individuals, and generally oversees the programs and policies of the Company relating to compensation and the development and retention of capable management.

        The Company's By-laws provide that each member of the Compensation and Personnel Committee must be an "independent director" as defined in the By-laws. The current membership of the Compensation and Personnel Committee, which held 13 meetings in 1999, is as follows: Charles L. Daley, Chairman; Barry A. Munitz, Vice Chairman; William M. Diefenderfer, III; Ann Torre Grant; Wolfgang Schoellkopf; and Steven L. Shapiro.

        NOMINATIONS AND GOVERNANCE COMMITTEE. The Nominations and Governance Committee assists the Board in establishing appropriate standards for the governance of the Company, the operations of the Board and the qualifications of directors, as well as proposing candidates for Board membership. The Committee reviews the composition, diversity and operation of the Board, and evaluates the performance and contributions of individual directors and the Board as a whole. The Committee considers nominees for election to the Company's Board of Directors at the annual meeting of shareholders. Shareholders may recommend candidates for nomination to the Company's Board by sending their recommendation to the Lead Independent Director (care of the Corporate Secretary). Shareholders are encouraged to submit any recommendation no later than January 1 in order to permit the recommendation to be considered by the Committee in connection with that year's annual meeting of shareholders.

        Pursuant to the Company's By-laws, each member of the Nominations and Governance Committee must be an "independent director" as defined in the By-laws, and the Committee is chaired by the Lead Independent Director. The current membership of the Nominations and Governance Committee, which held eight meetings in 1999, is as follows: A. Alexander Porter, Jr., Chairman and Lead Independent Director; Benjamin J. Lambert, III, Vice Chairman; Diane Suitt Gilleland; Marie V. McDemmond; and Randolph H. Waterfield, Jr. In addition, the Nomination and Governance Committee has invited Ronald F. Hunt to attend its meetings as a non-voting participant.

   PROPOSAL 3 -- APPROVAL OF AMENDMENT TO INCREASE SHARE AUTHORIZATION AND TO CHANGE THE COMPUTATION OF REMAINING AUTHORIZED SHARES FOR THE SLM HOLDING
                        CORPORATION DIRECTORS STOCK PLAN

        At the Annual Meeting, shareholders will be asked to approve an amendment to the SLM Holding Corporation Directors Stock Plan (the "Directors Stock Plan") that would:

    - Increase the number of shares authorized to be issued under the Directors Stock Plan from 3 million shares to 3.5 million shares; and

    - Provide that the grant of certain replacement options will not reduce the total number of shares authorized under the Plan.

        The proposed amendment to the Directors Stock Plan is described in the resolution attached as Exhibit B. A summary of the proposed amendment and the Directors Stock Plan is described below. We urge you to read carefully
Exhibit B. You may obtain a copy of the plan document from the Corporate Secretary.

REASON FOR PROPOSAL

        The Directors Stock Plan was approved by shareholders on May 21, 1998 with a total of 3,000,000 shares of Sallie Mae common stock authorized to be issued under the Directors Stock Plan. Option grants under the Directors Stock Plan have been the sole source of compensation for members of the Board of Directors since the election of directors in 1997. This compensation strategy is consistent with Sallie Mae's compensation philosophy for its executives--that a risk and reward compensation structure based on the principles of share ownership will best serve shareholders. In 1997, the Board of Directors granted options to compensate directors for their contributions in the reorganization of the Company and also for a three-year term of service. The Board has determined that annual option grants continue to be an appropriate form of compensation for directors. Accordingly, the usage of shares authorized under the Directors Stock Plan has and will be significant.

        The Board recently adopted a replacement option program to encourage directors to convert their option holdings into stock holdings. The Company strongly emphasizes stock ownership by both directors and officers. The Director Compensation section of this proxy statement describes the replacement option program. The Directors Stock Plan, as approved by shareholders in 1998, permits the granting of replacement options. Under the proposed amendment, future grants of "replacement options" will not reduce the number of shares authorized under the Directors Stock Plan. Nevertheless, they will be no more dilutive to shareholders than the underlying options. The Directors Stock Plan's remaining share authorization is 1,063,409 shares. As of March 20, 2000, the closing price
of the Company's common stock was $      per share.

        No other terms of the Directors Stock Plan will be affected by the proposed amendment.

SUMMARY OF THE DIRECTORS STOCK PLAN

        The Directors Stock Plan provides for the granting of stock options and/or stock grants to non-employee directors. If proposal 1 is approved the Company will have 16 non-employee directors. The maximum number of shares of Sallie Mae common stock that can be issued under the Directors Stock Plan is currently 3,000,000. Any shares subject to a stock option or stock grant which for any reason are not issued or are reacquired under the stock option or stock grant are not counted against the number of share that can be issued under the Directors Stock Plan. The Directors Stock Plan is administered by the Compensation and Personnel Committee of the Board. This committee has authority to determine the form, timing, amount and terms of the awards. The exercise price for each stock option will be determined by the Board of Directors, but cannot be less than the fair market value of the Company's Common Stock on the day the option is granted. The Directors Stock Plan specifically prohibits repricing of outstanding options.

REQUIRED VOTE

        The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the amendment to this Directors Stock Plan. Unless marked to the contrary, proxies received will be voted FOR approval.

BOARD RECOMMENDATION

        The Board of Directors of the Corporation recommends a vote FOR the approval of the amendment to the Directors Stock Plan.

   PROPOSAL 4 -- APPROVAL OF AMENDMENT TO INCREASE SHARE AUTHORIZATION AND TO CHANGE THE CALCULATION OF REMAINING AUTHORIZED SHARES FOR THE SLM HOLDING
                     CORPORATION MANAGEMENT INCENTIVE PLAN

        At the Annual Meeting, shareholders will be asked to approve an amendment to the SLM Holding Corporation Management Incentive Plan (the "Management Incentive Plan") that would:

    - Increase the number of shares authorized to be issued under the Management Incentive Plan from 6 million shares to 11.5 million shares; and

    - Provide that the grant of certain replacement options will not reduce the total number of shares authorized under the Plan.

        The proposed amendment to the Management Incentive Plan is described in Exhibit C at the end of this proxy statement. A summary of the proposed amendment and the current Management Incentive Plan are described below. We urge you to read carefully Exhibit C. You may obtain a copy of the plan document from the Corporate Secretary.

REASON FOR PROPOSAL

        The Management Incentive Plan was approved by shareholders on May 21, 1998 and at that time, shareholders authorized 6,000,000 shares of the Company's common stock to be issued under the Management Incentive Plan. Since that time, the Company has expanded its executive management team and focused executive pay on stock compensation.

        The Company's acquisition of Nellie Mae in 1999 resulted in the issuance of shares of performance stock and options to purchase common stock under the Management Incentive Plan to all employees of Nellie Mae. The Company anticipates other acquisitions in the future, which may result in further utilization of the Management Incentive Plan. Accordingly, the usage of shares originally authorized under the Management Incentive Plan has been significant.

        Also, the Company recently set share ownership targets for its executive officers. To support this share ownership target, the Company established a replacement option program, which is explained in the Director Compensation section of this proxy. The Management Incentive Plan, as approved by shareholders in 1998, permits the granting of replacement options. Under the proposed amendment, future grants of "replacement options" will not reduce the number of shares authorized under the Management Incentive Plan. Nevertheless, they will be no more dilutive to shareholders than the underlying options. The Management Incentive Plan's remaining share authorization is 1,367,602 shares. As of March 20, 2000, the closing price of the Company's common stock was
$      per share.

        No other terms of the Management Incentive Plan will be affected by this amendment.

MANAGEMENT INCENTIVE PLAN SUMMARY

        The Management Incentive Plan provides for the grant of stock options, incentive bonuses, performance stock and stock units ("Awards"). The aggregate number of shares of Common Stock that can be issued under the Management Incentive Plan may not exceed 6,000,000. The amendment to the Management Incentive Plan would increase this maximum to 11.5 million shares. For purposes of calculating the aggregate number of shares issued under the Management Incentive Plan, only the number of shares actually issued upon exercise or settlement of an award and not returned to Sallie Mae upon cancellation, expiration, forfeiture or termination of an award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an award is counted. The Management Incentive Plan is administered by the Compensation and Personnel Committee, which has authority to grant Awards, and, consistent with the Management Incentive Plan, to set the vesting and expiration provisions of options, to interpret the Management Incentive Plan, to promulgate such rules and regulations with respect to the Management Incentive Plan as it deems desirable, to delegate its responsibilities under the Management Incentive Plan to appropriate persons and to make all other determinations necessary or desirable for the administration of the Management Incentive Plan. The exercise price of the options can not be less than the fair market value of Sallie Mae's common stock on the day an option is granted. The Management Incentive Plan specifically prohibits repricing of outstanding options. The persons eligible to participate in the Management Incentive Plan include key employees of Sallie Mae and its subsidiaries who from time to time are selected by the Compensation and Personnel Committee in its discretion to receive Awards. Currently,
approximately     employees are eligible to participate in the Management
Incentive Plan.

REQUIRED VOTE

        The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the amendment to the Management Incentive Plan. Unless marked to the contrary, proxies received will be voted FOR approval.

BOARD RECOMMENDATION

        The Board of Directors of the Corporation recommends a vote FOR the approval of the amendment to the Management Incentive Plan.

               PROPOSAL 5  --APPOINTMENT OF INDEPENDENT AUDITORS

        The independent public accounting firm of Arthur Andersen LLP, which has served as auditor for the Company since October 23, 1997, has been selected by the Board as independent auditor for 2000. This proposal is put before the shareholders because the Board believes that it is a good corporate practice to seek shareholder ratification of the selection of independent auditors.

        The appointment of independent auditors is approved annually by the Board of Directors based upon the recommendation of the Audit/Risk Management Committee. In making its recommendation, the Audit/Risk Management Committee reviews the scope of and estimated fees for the audit engagement and evaluates the independence of the internal audit function from other services provided to the Company by the auditors. If the appointment of Arthur Andersen LLP is not ratified, the Board will evaluate the basis for the shareholders' vote when determining whether to renew the firm's engagement or expand the scope of services the firm provides.

        Representatives of Arthur Andersen LLP will attend the Annual Meeting of Shareholders and will respond to appropriate questions from shareholders present at the meeting.

REQUIRED VOTE

        The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for 2000.

BOARD RECOMMENDATION

        The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for 2000.

                            COMMON STOCK INFORMATION

GENERAL INFORMATION

        At December 31, 1999, 157,576,547 shares of the Company's common stock par value $.20 per share, were outstanding. At March 20, 2000, the record date, shares of common stock were outstanding and eligible to be voted. The common stock is listed on the New York Stock Exchange, under the symbol "SLM."

BOARD AND MANAGEMENT OWNERSHIP

        The following table provides information regarding shares owned by each nominee to the Board of Directors and executive officer of the Company at February 29, 2000.


                                                                          TOTAL
                                                             VESTED     BENEFICIAL    PERCENT
                                                 SHARES      OPTIONS    OWNERSHIP      OF
                                                   (1)         (2)         (3)        CLASS
                                                 -------    ---------    ---------      ---
DIRECTOR NOMINEES
James E. Brandon...............................    8,224      49,000        57,224        *
Charles L. Daley (4)...........................   14,858      49,000        63,858        *
William M. Diefenderfer, III...................    3,336      21,000        24,336        *
Richard G. Dooley (5)..........................    3,000       3,500         6,500        *
Edward A. Fox..................................  189,000      52,500       241,500        *
Diane Suitt Gilleland..........................    6,995      43,775        50,770        *
Ann Torre Grant (4)............................    1,610      20,000        21,610        *
Ronald F. Hunt (4).............................   20,769      38,500        59,269        *
Benjamin J. Lambert, III.......................    3,788      36,500        40,288        *
Albert L. Lord.................................  143,507     353,500       497,007        *
Marie V. McDemmond.............................    1,000      25,000        26,000        *
Barry A. Munitz................................    1,000      35,000        36,000        *
J. Bonnie Newman (5)...........................        0       3,500         3,500        *
A. Alexander Porter, Jr. (4)...................  182,652      49,000       231,652        *
Wolfgang Schoellkopf (4).......................    5,000      35,000        40,000        *
Steven L. Shapiro..............................   10,876      49,000        59,876        *
Randolph H. Waterfield, Jr.....................    3,573      49,000        52,573        *

NAMED EXECUTIVE OFFICERS
Albert L. Lord.................................  143,507     353,500       497,007        *
J. Paul Carey..................................   67,466     166,667       234,133        *
Anthony P. Dolanski............................    9,571     164,668       174,239        *
Thomas J. Fitzpatrick..........................  113,441     201,668       315,109        *
Lawrence W. O'Toole............................   92,065           0        92,065        *

DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
  (6)..........................................  966,904    1,755,864    2,722,768      1.7%

---------

*   Less than one percent

(1) Shares held directly or indirectly by the individual, including shares credited to Company-sponsored retirement plans.

(2) Shares that may be acquired within 60 days through the exercise of stock options.

(3) Total of columns 1 and 2.

(4) Mr. Daley's indicated share ownership includes 875 shares held through a limited partnership, in which he owns a 50% interest. Ms. Grant's indicated share ownership includes 1,400 shares held by her spouse in an IRA Account. Mr. Hunt's indicated share ownership includes 525 shares held solely in his wife's name. Mr. Porter's indicated share ownership includes 180,000 shares over which he shares investment and voting control through two limited partnerships of which he is a general partner. Mr. Schoellkopf's indicated share ownership is held through a limited partnership of which he is the sole general partner.

(5) Options granted for service on the Board of Directors of the Nellie Mae Corporation, a wholly-owned subsidiary of the Company.

(6) Includes the director nominees and Named Executive Officers listed above plus three other executive officers.

PRINCIPAL SHAREHOLDERS

        To the Company's knowledge based solely on Schedules 13G filed with the Securities and Exchange Commission, the following institutions were beneficial owners of 5% or more of the Company's outstanding common stock at December 31, 1999. The Company is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Company's common stock between December 31, 1999 and March 20, 2000.


                                                   OWNERSHIP
                                                   PERCENTAGE AT
                                                   DECEMBER 31,
    PRINCIPAL HOLDER AND ADDRESS      SHARES(1)       1999
------------------------------------  ----------       ------
Capital Group International, Inc.(2)  17,614,860       11.10%
333 South Hope Street
55(th) Floor
Los Angeles, CA 90071
Capital Research and Management       16,037,000       10.10%
Company(3)
333 South Hope Street
55(th) Floor
Los Angeles, CA 90071
FMR Corp(4)                           15,973,640       10.04%
82 Devonshire Street
Boston, MA 02109

---------

(1) Except as indicated, each institution has sole investment power with respect to the shares listed.

(2) Capital Guardian Trust Company has sole power to vote 9,831,690 of these shares.

(3) Capital Research and Management Company, a registered investment adviser, does not have sole or shared power to vote any of these shares.

(4) Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 15,381,950 or 9.669% of the shares outstanding. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 362,290 or 0.227% of the shares outstanding. FMR Corp. has sole power to vote 285,490 of these 362,290 shares. Fidelity International Limited beneficially owns 229,220 of the shares included herein, over which it has sole voting power.

                             DIRECTOR COMPENSATION

        In 1997, the Company established an exclusively equity-based director compensation plan and eliminated annual cash retainers and meeting fees. The Chairman and other non-employee directors received 157,500 and 105,000 price-vesting options in 1997, respectively.

        Upon Mr. Diefenderfer's election to the Board in May 1999, he was granted an option covering 52,500 shares, representing a three-year grant for service on the Board. Mr. Diefenderfer's options have an exercise price of $43.31 and one-third of the options vested on the date of grant. As with the other directors' options, the remaining two-thirds of Mr. Diefenderfer's options vest in equal parts upon the common stock reaching a closing price of $57.14 and $71.43, respectively, for five trading days. The options also vest on the eighth anniversary of their grant, subject to the optionee's continued service as a director.

        In January 2000, each director and the two advisors to the Board received compensation for service in the year 2000 in the form of option grants. The Chairman received an option grant covering 30,000 shares of the Company's common stock, the lead independent director received a grant covering 25,000 shares, and each director and advisor received a grant covering 20,000 shares. These options vest upon the later of: 1) the Company's common stock reaching a closing price of $51.60, an increase of 20 percent over the exercise price of $43.00, for five trading days; or 2) separation from service from the Board, whichever occurs first. The options also vest on the fifth anniversary of their grant date. Options are cancelled if the optionee is not elected to the Board at the 2000 Annual Meeting.

    REPLACEMENT OPTION PROGRAM. In order to encourage option holders to convert their interest in the Company's common stock to share ownership, the Company has adopted a replacement option program. The program applies to directors, as well as officers. The replacement option program recognizes the fact that option holders typically must sell shares received through the exercise of an option to cover the exercise price. The net result of an option exercise may be that option holders' total potential investment in the Company's common stock is less after an exercise than before, causing the option holder to forego further appreciation on the sold shares and discouraging the option holder from converting his or her option position into an ownership position. Under the replacement program, the Company intends to grant new options to directors and officers upon their exercise of existing in-the-money options in an amount equal to the number of shares needed to pay the exercise price for the option, approximately bringing the director or officer's total potential investment in the Company's common stock back to the level in place before the exercise. Replacement options will carry an exercise price equal to the fair market value of the Company's common stock on the date of their grant and will vest one year from the grant date. The term of the replacement option will equal the remaining term of the underlying option. If a director fails to hold the shares acquired through the exercise of the original option for at least one year, or if he or she sells shares such that their ownership falls below 5,000 shares, the replacement option will be cancelled. If any officer fails to hold the shares acquired through the exercise of the original option for at least one year (and for senior officers subject to the share ownership guidelines explained in the Executive Compensation section, until they reach their ownership targets) the replacement option is cancelled.

        The Company's non-employee directors are provided with $50,000 of life insurance, are covered by a travel insurance plan while traveling on Company business and may receive a $1,500 per diem payment for additional approved work. No such payments were made to directors in 1999. Mr. Lord who serves as Chief Executive Officer and as Vice-Chairman on the Board, receives no separate compensation for his service on the Board and was not a recipient of the above-described options.

                               EXECUTIVE OFFICERS

        Biographical information about each Named Executive Officer as of February 29, 2000 is as follows:

        Albert L. Lord, 54, was named Vice Chairman and Chief Executive Officer of the Company in August 1997. From 1994 to 1997, Mr. Lord was President and principal shareholder of LCL, Ltd., a Washington, DC firm that provided consulting services in investment and financial services. From 1990 to 1994, Mr. Lord was Executive Vice President and Chief Operating Officer of the GSE. From July 1995 until August 1997, Mr. Lord was a director of the GSE.

        J. Paul Carey, 41, Executive Vice President, was appointed as an executive officer of the Company in August 1997. Mr. Carey is also President and a director of the GSE. From 1994 to 1997, Mr. Carey was an officer and shareholder of LCL, Ltd., a Washington, DC firm that provided consulting services in investment and financial services. From 1990 to 1994, Mr. Carey was Vice President, Institutional Finance of the GSE.

        Anthony P. Dolanski, 54, Executive Vice President, was appointed as an executive officer of the Company on July 1, 1998. Prior to joining the Company, Mr. Dolanski was a partner with KPMG Peat Marwick LLP where he was employed in various capacities since 1968. Mr. Dolanski resigned from the Company effective March 1, 2000.

        Thomas J. Fitzpatrick, 51, Executive Vice President, was appointed an executive officer of the Company in September 1998. From August 1997 until September 1998 he served as a director of the Company. Before joining the Company's executive management team, Mr. Fitzpatrick was the founder, President, Chief Executive Officer and Director of Equity One, Inc., a consumer lending company, established in 1990. Mr. Fitzpatrick was Vice Chairman of Consumer Credit Co. from 1988 until 1989. From 1983 until 1988, Mr. Fitzpatrick was President and Chief Operating Officer of Manufacturers Hanover Consumer Services, where he had been employed since 1979. He currently serves on the board of directors of MAB Paints.

        Lawrence W. O'Toole, 49, Executive Vice President was appointed an executive officer of the Company in July 1999. Mr. O'Toole is also President and a director of the Nellie Mae Corporation, a wholly-owned subsidiary of the Company. He served as President and Chief Executive Officer of Nellie Mae, Inc. and the Nellie Mae Corporation from July 1982 to July 1999. Mr. O'Toole will resign from the Company effective June 30, 2000.

                             EXECUTIVE COMPENSATION

        This section includes (1) a report made by the Compensation and Personnel Committee (the "Compensation Committee") regarding the Company's executive compensation policy; (2) a summary presentation in tabular form of executive compensation; (3) a summary of 1999 stock option grants to Named Executive Officers; (4) a valuation of option exercises during the year and remaining option holdings for Named Executive Officers; and (5) descriptions of pension plan benefits, certain employment arrangements and related transactions.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

        The Company's executive compensation program is administered by the Compensation and Personnel Committee of the Board of Directors. In this role, the Committee reviews and approves the salaries of the executive officers and administers the Management Incentive Plan and stock-based compensation programs. The Committee is composed entirely of non-employee independent directors, as defined in the Company's By-laws.

        COMPENSATION POLICY. The Company's executive compensation policy is based on a belief that compensation tied to corporate performance and share price will enhance shareholder value. To implement this policy, the Committee strives to strike a balance between fixed compensation, in the form of base salary, and "at risk" compensation, in the form of annual bonuses based on the attainment of pre-established corporate goals and long-term compensation in the form of stock-based awards.

        Another goal of the policy is to offer a total compensation potential that is competitive with that offered at peer companies. The total compensation package at the Company is designed, however, to attract and to retain executive officers who are entrepreneurial and desire a "risk and reward" compensation structure that is based on ownership principles, not the traditional employee-employer relationship.

        To further promote the principles of executives as Company owners, the Company adopted stock ownership guidelines for its executive officers. The three-year target ownership levels are:


           STOCK OWNERSHIP AS A
POSITION   MULTIPLE OF BASE SALARY
  ---        -------------------
 CEO                 10 X salary
 EVP                 10 X salary
 SVP                  7 X salary

        Restricted shares and options, including vested options, are not counted in calculating stock ownership.

        As of February 20, 2000, Mr. Lord's stock ownership was equal to approximately 700% of his 1999 base salary; Mr. Carey's, 400% and Mr. Fitzpatrick's 500%. The Company's six senior vice presidents as a group, as of February 29, 2000, owned shares equal to 300% of their aggregate 1999 annual base salaries.

        In order to assist the executive officers in meeting their share ownership targets, the Company adopted a replacement option program, which is explained in the Director Compensation section of this proxy.

        BASE SALARY. Consistent with its goal of emphasizing "at risk" compensation, the Committee maintained a flat salary structure for executive officers for 1999, with the exception of an adjustment for the CEO effective as of January 1999. Throughout 1999, the annual salaries for the senior vice president and executive vice president positions were not changed. In adjusting the CEO's salary in 1999, the Company identified a group of peer S&P 500 financial services companies, which includes most of the companies identified under the "Stock Performance Graph" below. After adjustment, Mr. Lord's annual salary for 1999 remained below the 25th percentile for salaries paid to chief executive officers at these peer companies.

        PERFORMANCE BONUSES. The Compensation Committee believes that executive officer bonuses should be tied to satisfaction of specified performance criteria. For 1999, the Compensation Committee established a bonus program under the shareholder-approved Management Incentive Plan, pursuant to which bonuses could be earned based in part on corporate performance, as judged under specified criteria against preestablished performance goals, and in part on individual performance, as judged based on goals established and discussed with each executive early in the fiscal year. For the Chief Executive Officer and executive vice presidents, the maximum bonus payable under the program was set at three times salary. Under the 1999 bonus program, corporate performance goals were established using the following four performance criteria: "cash basis" earnings per share growth, "cash basis" net income growth, loan acquisition volume and control channel origination volume. Cash basis earnings exclude any gain on sale from securitizations and any subsequent servicing or securitization revenue. Instead, the earnings from the student loans in the securitization trusts and related financing costs are reflected over the life of the underlying pool of student loans. Under these performance criteria, Mr. Lord and the other executive officers earned a corporate performance-based bonus equal to 120% of their respective salaries. The Compensation Committee also awarded Mr. Lord an individual performance bonus equal to 125% of his salary, based on his accomplishments for the Company, including the successful completion and launch of Laureate-Registered Trademark-, the reduction in loan servicing costs, the enactment of legislation that changed the index upon which lender yields are determined in the Federal Family Education Loan Program from the current 91-day Treasury bill rate to a more market-oriented 3-month commercial paper rate and the increase in the Company's control channel student loan volume. The Compensation Committee approved other executive officer individual performance bonuses at levels ranging from 66% to 150% of their respective salaries, as recommended by Mr. Lord based on his assessment of individual performance and on relative compensation levels within the executive officer ranks and, in the case of Mr. O'Toole, adjusted to reflect that he was not a salaried executive of the Company for the full fiscal year. Consistent with the Compensation Committee's preference for equity-oriented compensation, a minimum of 40% of each executive officer's annual bonus (on a pre-tax or after-tax basis at the election of the executive) was awarded in the form of common stock.

        PERFORMANCE-BASED STOCK COMPENSATION. The Compensation Committee believes that stock options provide an appropriate incentive to promote long-term stable growth while aligning executives' interests with those of shareholders. Options effectively put the most significant element of compensation at risk while presenting positive upside potential. In connection with implementation of the Company's new business plan, in August 1997 the Compensation Committee granted options to the Company's executive officers to motivate and reward executives for their performance over a two-year period. Accordingly, except for options and performance stock granted to Mr. O'Toole upon the acquisition of the Nellie Mae Corporation, which is discussed below, the Compensation Committee did not grant options or performance stock to executive officers in 1999. All of the options granted to the executive officers in 1997 and 1998 vest in one-third increments upon the Common Stock reaching a closing price of at least $42.86, $57.14 and $71.43, respectively, for five trading days or upon the eighth anniversary of their grant, subject to the executive's continued service with the Company.

        In 1999, the Compensation Committee granted options for 330,000 shares and agreed to grant 150,000 shares of performance stock, with vesting criteria based on performance goals tied to his business responsibilities, to Mr. O'Toole in connection with the acquisition of the Nellie Mae Corporation.

        SECTION 162(M). Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of compensation paid to each of the Company's five named executive officers, unless the compensation satisfies one of the exceptions set forth in the Code, which includes an exception for "performance-based compensation." The Compensation Committee generally attempts to have significant aspects of performance-based compensation that it awards qualify under
Section 162(m), although it recognizes that situations may arise where other considerations may prevail over obtaining such qualification. The Compensation Committee believes that the compensation that the Company's named executive officers received under the 1999 Management Incentive Plan and will realize upon exercise of stock options or upon vesting of restricted stock granted to them in 1997, 1998 and 1999 will qualify as "performance-based compensation," and therefore will not be subject to the $1 million limitation.

                      COMPENSATION AND PERSONNEL COMMITTEE

Charles L. Daley, Chairman             Barry A. Munitz, Vice Chairman
Ann Torre Grant                        Wolfgang Schoellkopf
Steven L. Shapiro

SUMMARY COMPENSATION TABLE

        The tables below set forth certain compensation information for the Company's Chief Executive Officer and the Company's next four most highly compensated executive officers employed by the Company at the end of the 1999 fiscal year (collectively, the "Named Executive Officers").


                                                                                  LONG-TERM COMPENSATION
                                                                                  ----------------------
                                                  ANNUAL COMPENSATION             RESTRICTED   SECURITIES     ALL
NAME AND PRINCIPAL                         ----------------------------------       STOCK      UNDERLYING    OTHER
  POSITION                                  YEAR       SALARY       BONUS(1)      AWARD($)(2)   OPTIONS    COMPENSATION(3)
-----------------------------------------  --------   --------     ----------     ----------   ---------   ------------
Albert L. Lord...........................    1999     $650,000     $1,600,000     $        0          --     $39,000
  Chief Executive officer                    1998      325,000      1,000,000              0          --      20,077
  and Vice Chairman of                       1997      104,167(4)     600,000              0   1,053,500       5,645
  the Board of Directors
J. Paul Carey............................    1999     $400,000     $  750,000     $        0          --     $21,251
  Executive Vice President                   1998      275,000        600,000      1,118,750     150,000      16,962
                                             1997       83,333(4)     400,000              0     350,000       4,523
Anthony P. Dolanski......................    1999     $400,000     $  810,000     $        0          --     $18,462
  Executive Vice President                   1998      200,000(5)     655,000              0     500,000
Thomas J. Fitzpatrick....................    1999     $400,000     $1,086,000     $   58,289          --     $16,062
  Executive Vice President                   1998      100,000(6)     748,700(7)   3,425,480     500,000
Lawrence W. O'Toole......................    1999      189,904(8)   1,215,700(9)  $2,365,625     330,000     $ 3,916
  Executive Vice President

----------
(1) Bonus is the amount earned for the year indicated and is typically paid in the following year. A minimum of 40% of the bonus was awarded as shares of the Company's common stock.
(2) Amounts reflect the grant date value of 50,000, 25,000 and 75,000 shares of restricted stock awarded to Messrs. O'Toole, Carey and Fitzpatrick, respectively. Mr. O'Toole's restricted stock vests in one-third increments upon the achievement of loan origination volume targets and had a value of $2,112,500, based upon the Company's stock price as of December 31, 1999. Dividends are paid on restricted stock. No other Named Executive Officer held any restricted stock as of the end of 1999.
(3) Employer matching contributions under the Sallie Mae 401(k) Savings Plan and the Sallie Mae Supplemental 401(k) Savings Plan.
(4) Salary paid for service from August 1 through December 31, 1997, at a salary of $250,000 per year for Mr. Lord and $200,000 per year for Mr. Carey.
(5) Salary paid for service from July 1 through December 31, 1998, at a salary of $400,000 per year for Mr. Dolanski.
(6) Salary paid for service from October 1 through December 31, 1998, at a salary of $400,000 per year for Mr. Fitzpatrick.
(7) Included in this amount is a payment of $165,700 by the Company to Mr. Fitzpatrick to reimburse him for the tax liability he incurred as a result of his early withdrawal from the Equity One, Inc. Deferred Compensation Plan.
(8) Includes salary paid for service at the Company from July 12, 1999 through December 31, 1999, at a salary of $395,000 per year following Sallie Mae's acquisition of Nellie Mae.
(9) Includes a signing bonus of $615,700.

1999 OPTION GRANT TABLE

                                                                                  % OF
                                                                                 TOTAL
                                                                                 OPTIONS
                                                                                 GRANTED
                                                                     NUMBER OF     TO
                                                          MARKET     SECURITIES  EMPLOYEES
                                                         PRICE ON    UNDERLYING    IN       GRANT DATE
                         GRANT     EXPIRATION EXERCISE    GRANT      OPTIONS     FISCAL      PRESENT
NAME                      DATE       DATE      PRICE       DATE      GRANTED      YEAR        VALUE
----------------------  --------   --------   --------   --------     -------     -----     ----------
Lawrence W. O'Toole...  5/20/1999  5/20/2009  $43.3125   $43.3125     270,000      7.38%    $3,539,970
                        --------   --------   --------   --------     -------     -----     ----------
                        5/26/1999  5/26/2009  $41.1875   $41.1875      60,000      1.64%    $  746,760

        Of the Named Executive Officers, only Mr. O'Toole received an option grant in 1999. One-third of the options vest on the first anniversary of their grant; the remaining two-thirds vest upon the common stock reaching a closing price of at least $57.14 and $71.43, respectively, on five trading days but not before the first anniversary of their date of grant. The options also vest on the eighth anniversary of their grant, subject to Mr. O'Toole's continued service with the Company, or upon a change in control of the Company.

        "Grant Date Present Value" represents a hypothetical present value under the Black-Scholes Option Pricing Model, calculated using the following assumptions: a 10-year term, a risk-free interest rate based on the 10-year Treasury Receipt Rate of 5.99%, a weighted average 5-year historical dividend yield of 1.79%, and annual stock price volatility of 33.88%. The option grant valuations include the effects of an additional 30% discount to reflect the risk that the options will not become exercisable due to the vesting criteria tied to the common stock price reaching certain levels and the absence of a trading market for the options.

1999 OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                    NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                            SHARES                 UNDERLYING UNEXERCISED          IN-THE-MONEY
                            ACQUIRED                 OPTIONS AT 12/31/99       OPTIONS AT 12/31/99
                              ON         VALUE     -----------------------   ------------------------
NAME                        EXERCISE    REALIZED   EXERCISABLE UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
--------------------------  ---------   --------   ---------   -----------   ----------   -----------
Albert L. Lord............        0     $     0     353,500      700,000     $1,058,620   $2,037,490
J. Paul Carey.............        0     $     0     116,666      383,334     $  339,580   $  679,165
Anthony P. Dolanski.......    2,000     $14,000     164,668      335,332     $  288,169   $  586,831
Thomas J. Fitzpatrick.....        0     $     0     201,668      369,923     $  101,875   $  106,505
Lawrence W. O'Toole.......        0     $     0           0      330,000     $        0   $   63,750

        Of the Named Executive Officers, only Mr. Dolanski exercised stock options in 1999. The table above sets forth information on the number and the value of exercisable and unexercisable stock options held by the Named Executive Officers as of the fiscal year-end (calculated by the difference between the Company's fiscal year-end stock price and the option's exercise price), based upon a year-end stock price of $42.25 per share.

PENSION PLAN TABLE

        Effective October 1, 1999, the present value of accrued benefits for executive officers under the Company's regular and supplemental pension plans was converted to an opening "account balance" and benefits now accrue under a cash balance formula. Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based on a percentage of the participant's compensation for the current pay period. The applicable percentage is determined by the number of years of service the participant has with the Company. If an individual participated in the Company's prior pension plan as of September 30, 1999 and met certain age and service criteria, the participant ("grandfathered participant") will receive the greater of the benefits calculated under the prior plan, which uses a final average pay plan method, or under the cash balance formula. Mr. Lord and Mr. Carey qualify as grandfathered participants.

        The Company's supplemental pension plan assures that designated participants receive the full amount of benefits to which they would have been entitled under the pension plan but for limits on compensation and benefit levels imposed by the Internal Revenue Code. For grandfathered participants, the amount of compensation considered covered compensation for the prior supplemental pension plan is the sum of the individual's salary and his annual bonus, up to 35% of the prior year's salary. For all participants in the new supplemental cash balance plan, the amount of compensation is the sum of salary and annual bonus.

        The following table illustrates the approximate annual pension that may be payable to an employee in the higher salary classifications under the Company's prior pension plans, final average pay plans, at age 62, as a single life annuity. The benefit amounts shown are not subject to any deduction for social security or other offset amount. The credited years of service as of December 31, 1999 for Mr. Lord is 14 years, 9 months; Mr. Carey, 14 years,
3 months; Mr. Fitzpatrick 1 year, 3 months; and Mr. Dolanski resigned from the Company before he vested in any benefits under the plan. The estimated annual benefit payable upon retirement at normal retirement age under the new cash balance plans for each of these individuals is $373,900, $724,600, and $119,200, respectively. Mr. O'Toole did not accrue a benefit under the plans as of December 31, 1999.

                        ANNUAL NORMAL RETIREMENT BENEFIT
                       CALCULATED AS SINGLE LIFE ANNUITY

                                    YEARS OF SERVICE
FINAL AVERAGE           -----------------------------------------
COMPENSATION              15          20         25         30
----------------------  --------   --------   --------   --------
$250,000..............  $79,883    $106,511   $133,138   $159,766
 300,000..............   96,383     128,511    160,638    192,766
 350,000..............  112,883     150,511    188,138    225,766
 400,000..............  129,383     172,511    215,635    258,766
 450,000..............  145,883     194,511    243,138    291,766
 500,000..............  162,383     216,511    270,638    324,766
 550,000..............  178,883     238,511    298,138    357,766
 600,000..............  195,383     260,511    325,638    390,766
 650,000..............  211,883     282,511    353,138    423,766
 700,000..............  228,383     304,511    380,638    456,766
 750,000..............  244,883     326,511    408,138    489,766
 800,000..............  261,383     348,511    435,638    522,766

EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements with Messrs. Dolanski, Fitzpatrick and O'Toole. Each of these agreements provides for a base annual salary of $400,000 and for Messrs. Dolanski and Fitzpatrick, option grants to purchase 500,000 shares and for Mr. O'Toole option grants to purchase 330,000 shares, as well as a commitment to grant 150,000 shares of performance stock. Mr. Dolanski's agreement provides for a term commencing on July 1, 1998 and continuing through March 31, 2001; Mr. Fitzpatrick's agreement provides for a term commencing on October 1, 1998 and continuing through September 30, 2001; Mr. O'Toole's agreement provides for a term commencing
July 12, 1999 and continuing through June 30, 2002, in each case unless terminated earlier in accordance with certain specified events.

        Each agreement provides for certain payments if the Company terminates the executive's employment or if his employment is terminated by reason of death or disability or within 18 months after a "change in control" of the Company. The payment amount equals $4.0 million if Mr. Dolanski's, Mr. Fitzpatrick's or Mr. O'Toole's employment so terminates prior to March 31, 1999, September 1, 1999, July 1, 2000, respectively; $3.0 million if the date of such termination occurs during the following year; and $2.0 million if the date of such termination occurs during the final year of the agreements.

        The agreement with Mr. Dolanski provides for an annual retirement supplement so that his retirement benefits from the Company under all plans equal at least $250,000 per year beginning as of the later of age 58 or termination of employment, calculated as a straight single life annuity. In addition, the agreement provides that Mr. Dolanski is entitled to receive a lesser annual retirement supplement in the event of a voluntary termination of employment during the term of the agreement. The agreement with Mr. Fitzpatrick provides for an annual retirement supplement in the event that his employment is terminated by reason of death, disability, involuntary termination or following a change in control of the Company during the term of the agreement, so that his retirement benefits equal the greater of what is provided for under all of the Company's retirement plans or what he would have received under the retirement plans of his prior employer.

        Each agreement contains an agreement not to compete with the Company or its affiliates for a period of two years following termination of employment for any reason.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In October 1999, the Company loaned $100,000 to Mr. Lord, at a variable interest rate equal to the current prime interest rate as reported in the Wall Street Journal, for the purpose of funding his ownership of Company common stock. The entire loan amount remained outstanding as of the end of the fiscal year.

                            STOCK PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on the common stock to that of Standard & Poor's 500 Stock Index and Standard & Poor's Financial-Miscellaneous Index. The graph assumes a base investment of $100 at December 31, 1994 and reinvestment of dividends through December 31, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
SLM Holding Corporation         100.0     209.5     301.8     457.4     559.9     499.8
S&P Financial - Misc(1) (2)     100.0     160.2     208.7     318.3     416.4     531.9
S&P 500 Index (2)               100.0     137.5     168.9     225.2     289.4     350.3

           Company/Index                             Base Year     12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
           SLM Holding Corporation.................     100.0       209.5      301.8      457.4      559.9      499.8
           S&P Financial--Misc(1)(2)...............     100.0       160.2      208.7      318.3      416.4      531.9
           S&P 500 Index(2)........................     100.0       137.5      168.9      225.2      289.4      350.3

------------

(1) Companies included in Standard & Poor's Financial-Miscellaneous Index are:

        AFLAC Inc, American Express, American General Finance, Associates First Capital, Citigroup Inc, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Franklin Resources Inc., MBIA Inc., MBNA Corporation, Morgan Stanley Dean Witter, T. Rowe Price, and SLM Holding Corporation

(2) SOURCE: Bloomberg Comparative Return Table

                                 OTHER MATTERS

        As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, the Company has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the accompanying proxy card confers discretionary authority on the persons named therein to vote such proxies on any such matters in accordance with their best judgment.

SOLICITATION COSTS

        All expenses in connection with the solicitation of the enclosed proxy will be paid by the Company. The Company has hired Georgeson Communication Services Inc. to solicit proxies for a fee of $10,000 plus a reasonable amount to cover expenses. In addition to solicitation by mail, officers, directors, regular employees or other agents of the Company may solicit proxies by telephone, telefax, personal calls, or other electronic means. The Company will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to beneficial owners of the Company's common stock material related to the Annual Meeting, including the annual report, this proxy statement and the proxy card to the beneficial owners of such shares and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

        A shareholder who intends to introduce a proposal for consideration at the Company's year 2001 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company's proxy statement if the proposal relates to a subject that is permitted under U.S. Securities and Exchange Commission ("SEC") Rule 14a-8. To qualify for this, the shareholder must submit the proposal and supporting statement to the Company not later than December 3, 2000 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included.

        A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company's proxy statement pursuant to Rule 14a-8. The Company's Bylaws provide that any such proposals or nominations for the Company's 2001 Annual Meeting must be received by the Company not later than the close of business on the 10(th) day following the day on which notice of the 2001 Annual Meeting is mailed in order to be considered at the Company's 2001 Annual Meeting and must satisfy the other requirements with respect to such proposals contained in the Company's Bylaws. If a shareholder properly submits a proposal not later than the close of business on the 10(th) day following the day on which notice of the 2001 Annual Meeting is mailed but fails to comply with the requirements of SEC Rule 14a-4, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports on their holdings of and transactions in the Company's common stock. To the Company's knowledge, during 1999 all of the Company's executive officers and directors timely filed all required reports under Section 16.

                                   EXHIBIT A

                       AMENDMENT TO ARTICLE SIXTH OF THE
                          CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                            SLM HOLDING CORPORATION

    FIRST: The name of the Corporation is SLM Holding Corporation (hereinafter the "Corporation").

    SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

    FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 270,000,000 shares of capital stock, consisting of
(i) 250,000,000 shares of common stock, par value $.20 per share (the "Common Stock"), and (ii) 20,000,000 shares of preferred stock, par value $.20 per share (the "Preferred Stock").

        a. COMMON STOCK. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

           (1) VOTING. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation; provided, however, that at all elections of directors of the Corporation, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast as many votes, in person or by proxy, which (except for this provision) such holder would be entitled to cast for the election of directors with respect to its shares of stock multiplied by the number of directors to be elected at such election, and that such holder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder sees fit.

           (2) DIVIDENDS. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

           (3) LIQUIDATION, DISSOLUTION, ETC. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

           (4) NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

        b. PREFERRED STOCK. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

        c. POWER TO SELL AND PURCHASE SHARES. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Unless approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors, the Corporation shall not take any action that would result in the acquisition by the Corporation, directly or indirectly, from any person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934) of five percent or more of the shares of Common Stock issued and outstanding, at a price in excess of the prevailing market price of such Common Stock, other than pursuant to a tender offer made to all stockholders or to all stockholders owning less than 100 shares of Common Stock.

        d. LIMITATION ON STOCKHOLDER RIGHTS PLAN. Notwithstanding any other powers set forth in this Certificate of Incorporation, the Board of Directors shall not adopt a stockholders "rights plan" (which for this purpose shall mean any arrangement pursuant to which, directly or indirectly, Common Stock or Preferred Stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the Common Stock or Preferred Stock at less than the prevailing market price of the Common Stock or Preferred Stock), unless (i) such rights plan is ratified by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors at the next meeting (annual or special) of stockholders; (ii) by its terms, such rights plan expires within thirty-seven (37) months from the date of its adoption, unless extended by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors; and (iii) at any time the rights issued thereunder will be redeemed by the Corporation upon the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

    FIFTH:  Reserved.

    SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        a. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        b. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

        c. (1) (i) The number of directors of the Corporation shall be NOT LESS THAN ELEVEN (11) AND NO MORE THAN SEVENTEEN (17) FOR ELECTION AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS; NO MORE THAN SIXTEEN (16) AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS; AND NO MORE THAN FIFTEEN (15) THEREAFTER.

               (ii) Directors may be removed with or without cause by a vote of the holders of shares entitled to vote at an election of directors at a duly called meeting of such holders, provided that no director shall be removed for cause except by the affirmative vote of not less than a majority of the voting power of the shares then entitled to vote at an election of directors, and provided further that if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

               (iii) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

           (2) A director shall hold office until the succeeding annual meeting (or special meeting in lieu thereof) and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

           (3) ANY VACANCY ON THE BOARD OF DIRECTORS, REGARDLESS OF WHETHER RESULTING FROM DEATH, RESIGNATION, RETIREMENT, DISQUALIFICATION, REMOVAL FROM OFFICE, INCREASE IN THE SIZE OF THE BOARD OR OTHERWISE, MAY BE FILLED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF DIRECTORS THEN IN OFFICE, BUT ANY VACANCY FILLED IN SUCH MANNER SHALL BE FILLED ONLY UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

        d. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        e. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no such action by the Board of Directors, unless approved by a majority of the voting shares of capital stock of the Corporation then entitled to vote at an election of directors, shall amend, alter, change or repeal the right of stockholders as provided for in the By-laws to call a special meeting of stockholders; and provided further that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

    SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

    EIGHTH: Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation delivery to its registered office, its principal place of business or an officer or director of the Corporation having custody of the book in which proceedings of meetings of members are recorded.

    NINTH: Pursuant to Section 203(b)(1) of the GCL, the Corporation hereby expressly opts not to be governed by GCL Section 203.

    TENTH: Any action by the Board of Directors to make, alter, amend, change, add to or repeal this Certificate of Incorporation shall be approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   EXHIBIT B
                     AMENDMENT TO THE DIRECTORS STOCK PLAN

        Section 3 of the SLM Holding Corporation Directors Stock Plan is hereby deleted in its entirety and replaced with the following:

    3.  SHARES SUBJECT TO THE PLAN

       Subject to adjustment as provided in Section 9, the maximum number of shares of Common Stock which may be issued pursuant to this Plan shall not exceed 3,500,000; provided, however, that no more than [1,500,000] of such shares may be issued in the form of stock grants under the plan. Shares issued under this Plan may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired by the Company. All or any shares of Common Stock subject to a stock option or stock grant which for any reason are not issued or are reacquired under the stock option or stock grant may be made subject to a stock option or stock grant under the Plan. The number of shares of Common Stock issued upon the exercise of "replacement options", i.e. options granted to purchase a number of shares of Common Stock equal to the number of shares of Common Stock used to exercise a underlying stock option (either shares previously owned or shares acquired pursuant to the exercise of the underlying option and sold in order to exercise e.g., such as in a so-called "cashless exercise"), shall not reduce the aggregate number of shares authorized under the Plan.

                                   EXHIBIT C
                   AMENDMENT TO THE MANAGEMENT INCENTIVE PLAN

        Section 3.1 of the SLM Holding Corporation Management Incentive Plan is hereby deleted in its entirety and replaced with the following:

        3.1 AGGREGATE LIMITS. Subject to adjustment as provided in Section 11, at any time, the aggregate number of shares of the Company's common stock, $.20 par value ("Shares"), issued and issuable pursuant to all Awards (including all ISOs (as defined in Section 5.1 hereof)) granted under this Plan shall not exceed 11,500,000; provided that no more than 1,500,000 of such Shares may be issued pursuant to all Incentive Bonuses and Performance Stock Awards granted under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. The number of shares of common stock issued upon the exercise of "replacement options", i.e. options granted to purchase a number of shares of common stock equal to the number of shares of common stock used to exercise a underlying stock option (either shares previously owned or shares acquired pursuant to the exercise of the underlying option and sold in order to exercise e.g., such as in a so-called "cashless exercise"), shall not reduce the aggregate number of shares authorized under the Plan.

           Please fold and detach card at perforation before mailing

                           SLM HOLDING CORPORATION
        Instruction Card Solicited by Fidelity Management Trust Company
                       Annual Meeting - May 18, 2000

Each of the undersigned, revoking all other instructions heretofore given, hereby directs Fidelity Management Trust Company ("Fidelity") to constitute and appoint Albert L. Lord, A. Alexandar Porter, Jr. and Marianne M. Keler, and each of them, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of SLM Holding Corporation (the "Company") credited to the account of the undersigned at the Annual Meeting and any adjournments or postponements thereof.

The shares represented hereby will be voted in accordance with the directions given on this card. If no direction is made, if the card is not signed, or if the card is not received by May 15, 2000, the shares credited to your account will be voted in proportion to directions received by Fidelity. Your directions will be treated confidentially by Fidelity.


                                   Please Mark, Sign, Date and Mail Promptly
                                            In the Enclosed Envelope.

                              Date:__________________

                              -------------------------------------------------





                              -------------------------------------------------
                                                     Signature
                              NOTE: Please sign exactly as name appears hereon. Please manually date this card.

          Please fold and detach card at perforation before mailing

                  Please vote by filling in the boxes below.

                                                                                     FOR          AGAINST      ABSTAIN
1. Amend the Certificate of incorporation to change the size of the Board of          / /            / /          / /
Directors and to permit the Board of Directors to fill director vacancies;

2. Elect all nominees listed to the Board of Directors, except as noted              FOR          WITHHOLD
(write the names of the nominee, if any, for whom you withhold authority         all nominees  authority for
to vote). Nominees: James E. Brandon; Charles L. Daley; William M.                             all nominees
Diefenderfer; Richard G. Dooley; Edward A. Fox; Diane Suitt Gilleland;               / /            / /
Ann Torre Grant; Ronald F. Hunt; Benjamin J. Lambert III; Albert L. Lord;
Marie V. McDemmond; Barry A. Munitz; J. Bonnie Newman; A. Alexander Porter,
Jr.; Wolfgang Schoellkopf; Steven L. Shapiro; Randolph H. Waterfield, Jr.

 / / For all except:
                    --------------------------------------------------------

                                                                                     FOR          AGAINST      ABSTAIN
3. Amend the SLM Holding Corporation Directors Stock Plan to increase the            / /            / /          / /
number of shares authorized under the Plan and to change the calculation of remaining authorized shares;

4. Amend the SLM Holding Corporation Management Incentive Plan to increase the      / /            / /          / /
number of shares authorized under the Plan and to change the calculation of remaining authorized shares;

5. Ratify the appointment of Arthur Andersen LLP as the Company's independent        / /            / /          / /
auditors for the current year.

           Please fold and detach card at perforation before mailing

                           SLM HOLDING CORPORATION
  Proxy solicited by the Board of Directors for Annual Meeting - May 18, 2000

Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints Albert L. Lord, A. Alexander Porter, Jr. and Marianne
M. Keler, and each of them, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of SLM Holding Corporation (the "Company") owned by the undersigned at the Annual Meeting and any adjournment or postponements thereof.

The shares represented hereby will be voted in accordance with the directions given in this proxy, if not otherwise directed herein, shares represented by this proxy will be voted FOR Item 1 (Amendment of Certificate of Incorporation), FOR Item 2 (Election of Directors), FOR Item 3 (Amendment of Directors Stock Plan). FOR Item 4 (Amendment of Management Incentive Plan) and FOR Item 5 (Ratification of Appointment of Independent Auditors). If any other matters are properly brought before the Annual Meeting, proxies will be voted on such matters as the proxies named herein, in their sole discretion, may determine.


                                   Please Mark, Sign, Date and Mail Promptly
                                            In the Enclosed Envelope.

                              Date:__________________

                              -------------------------------------------------





                              -------------------------------------------------
                                                     Signature
                              NOTE: Please sign exactly as name appears hereon. Please manually date this card.

          PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING

                  PLEASE VOTE BY FILLING IN THE BOXES BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1-5 TO BE VOTED UPON AT THE ANNUAL MEETING:

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE: /X/

                                                                                     FOR          AGAINST      ABSTAIN
1. Amend the Certificate of Incorporation to change the size of the Board of          / /            / /          / /
Directors and to permit the Board of Directors to fill director vacancies;

2. Elect all nominees listed to the Board of Directors, except as noted              FOR          WITHHOLD
(write the names of the nominee, if any, for whom you withhold authority         all nominees  authority for
to vote). Nominees: James E. Brandon; Charles L. Daley; William M.                             all nominees
Diefenderfer; Richard G. Dooley; Edward A. Fox; Diane Suitt Gilleland;               / /            / /
Ann Torre Grant; Ronald F. Hunt; Benjamin J. Lambert III; Albert L. Lord;
Marie V. McDemmond; Barry A. Munitz; J. Bonnie Newman; A. Alexander Porter,
Jr.; Wolfgang Schoellkopf; Steven L. Shapiro; Randolph H. Waterfield, Jr.

 / / For all except:
                    --------------------------------------------------------

                                                                                     FOR          AGAINST      ABSTAIN
3. Amend the SLM Holding Corporation Directors Stock Plan to increase the            / /            / /          / /
number of shares authorized under the Plan and to change the calculation of remaining authorized shares;

4. Amend the SLM Holding Corporation Management Incentive Plan to increase the       / /            / /          / /
number of shares authorized under the Plan and to change the calculation of remaining authorized shares;

5. Ratify the appointment of Arthur Andersen LLP as the Company's independent        / /            / /          / /
auditors for the current year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 - 5 TO BE VOTED UPON AT THE ANNUAL MEETING.


1. Amend the Certificate of Incorporation to change the size of the Board of     FOR / /        AGAINST / /      ABSTAIN / /
Directors and to permit the Board of Directors to fill director vacancies.

2. Elect all nominees listed to the Board of Directors       FOR all nominees        WITHHOLD AUTHORITY to vote    EXCEPTIONS / /
                                                             listed below     / /    for all nominees listed
                                                                                     below                      / /

Nominees: James E. Brandon; Charles L. Daley; William M. Diefanderfer, III; Richard G. Dooley; Edward A. Fox; Diane Suitt
Gilleland; Ann Torre Grant; Ronald F. Hunt; Benjamin J. Lambert, III; Albert L. Lord; Marie V. McDemmond; Barry A. Munitz; J.
Bonnie Newman; A. Alexander Porter, Jr.; Wolfgang Schoellkopf; Steven L. Shapiro; Randolph H. Waterfield, Jr.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
IN THE SPACE PROVIDED BELOW.)
 *For All Except:
                    --------------------------------------------------------

3. Amend the SLM Holding Corporation Directors Stock Plan to increase the        FOR / /        AGAINST / /      ABSTAIN / /
number of shares authorized under the Plan and to change the calculation of remaining authorized shares.

4. Amend the SLM Holding Corporation Management Incentive Plan to increase       FOR / /        AGAINST / /      ABSTAIN / /
the number of shares authorized under the Plan and to change the calculation of remaining authorized shares.

5. Ratify the appointment of Arthur Andersen LLP as the Company's independent    FOR / /        AGAINST / /      ABSTAIN / /
auditors for the current year.

                                                  Address Change and/or
                                                  Comments Mark Here     / /

                                          Please sign exactly as name is
                                          printed to the left. Joint owners,
                                          co-executors or co-trustees should
                                          both sign. Persons singing as
                                          attorney, executor, administrator,
                                          trustee or guardian should give
                                          their full title as such.

                                          Date ________________________, 2000

                                          ___________________________________


                                          ___________________________________
                                          SIGNATURE(S)

                                          VOTES MUST BE INDICATED
(PLEASE SIGN, DATE AND RETURN THIS        (X) IN BLACK OR BLUE INK.       / /
PROXY CARD IN THE ENCLOSED ENVELOPE.)

                           SLM HOLDING CORPORATION
  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING - MAY 18, 2000

     Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints Albert L. Lord, A. Alexandar Porter, Jr. and Marianne M. Keler, and each of them, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the "Common Stock"), of SLM Holding Corporation (the "Company") owned by the undersigned at the Annual Meeting and any adjournments or postponements thereof.

     The shares represented hereby will be voted in accordance with the directions given in this proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Item 1 (Amendment of Certificate of Incorporation), FOR Item 2 (Election of Directors), FOR Item 3 (Amendment of Directors Stock Plan), FOR Item 4 (Amendment of Management Incentive Plan) and FOR Item 5 (Ratification of Appointment of Independent Auditors). If any other matters are properly brought before the Annual Meeting, proxies will be voted on such matters as the proxies named herein, in their sole discretion, may determine.


                                   SLM HOLDING CORPORATION
                                   P.O. BOX 11424
                                   NEW YORK, N.Y. 10203-0424